EXHIBIT 99.3

                  Independent Auditor's Report


The Board of Directors and Stockholders
United Counties Bancorporation:

     We have audited the accompanying consolidated balance sheets of United Counties Bancorporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Bancorporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted audited standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Counties Bancorporation and subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flow for each of the years in the three-year period ended December 31, 1994 in conformity with generally accepted accounting principles.

     As discussed in notes 1, 3, and 15 to the consolidated financial statements, the Bancorporation adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994, Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," in 1993, and Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," in 1992.

                              KPMG Peat Marwick LLP

Short Hills, New Jersey
January 13, 1995